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                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
                                       OF
                         MILLER BUILDING SYSTEMS, INC.
                                       AT

                              $8.40 NET PER SHARE
                                       BY

                    DELAWARE MILLER ACQUISITION CORPORATION
                     AN INDIRECT WHOLLY OWNED SUBSIDIARY OF

                           COACHMEN INDUSTRIES, INC.

  THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
       TIME, ON THURSDAY, OCTOBER 19, 2000, UNLESS THE OFFER IS EXTENDED.

                                                              September 20, 2000

To Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees:

     We have been appointed by Delaware Miller Acquisition Corporation ("Purchaser"), an indirect wholly owned subsidiary of Coachmen Industries, Inc. ("Coachmen"), to act as Information Agent in connection with Purchaser's offer to purchase all of the outstanding shares of common stock (the "Shares" and the certificates representing the Shares, the "Share Certificates") of Miller Building Systems, Inc. (the "Company"), at a price of $8.40 per Share, plus a future right to receive up to $.30 per Share, net to the seller in cash, less any required withholding of taxes and without payment of any interest, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated September 20, 2000 (the "Offer to Purchase"), and the related Letter of Transmittal (the "Letter of Transmittal," which, together with the Offer to Purchase, collectively constitute the "Offer"). The Offer is being made in connection with the Agreement and Plan of Merger dated as of August 22, 2000 (the "Merger Agreement"), by and among the Company, Parent, Coachmen and Purchaser. All capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Offer to Purchase.

     THE OFFER IS CONDITIONED UPON, AMONG OTHER THINGS, (I) THERE BEING VALIDLY TENDERED AND NOT WITHDRAWN PRIOR TO THE EXPIRATION OF THE OFFER AT LEAST 51% OF THE OUTSTANDING SHARES ON A FULLY DILUTED BASIS (INCLUDING FOR PURPOSES OF SUCH CALCULATION ALL SHARES ISSUABLE UPON EXERCISE OF ALL VESTED AND UNVESTED OPTIONS), AND (II) ANY APPLICABLE WAITING PERIOD UNDER THE HART-SCOTT-RODINO ANTITRUST IMPROVEMENTS ACT OF 1976, AS AMENDED, APPLICABLE TO THE PURCHASES OF SHARES PURSUANT TO THE OFFER AND THE MERGER (AS DEFINED IN THE OFFER TO PURCHASE) HAVING BEEN TERMINATED OR HAVING EXPIRED. THE OFFER ALSO IS SUBJECT TO OTHER TERMS AND CONDITIONS SET FORTH IN THE OFFER TO PURCHASE.

     For your information and for forwarding to your clients for whom you hold Shares registered in your name or in the name of your nominee or who hold Shares registered in their own names, we enclose the following documents:

     1. Offer to Purchase, dated September 20, 2000.

     2. Letter of Transmittal to tender Shares for your use and for the information of your clients.
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     3. Letter to Clients, which may be sent to your clients for whose account you hold Shares registered in your name or in the name of your nominee, with space provided for obtaining the clients' instructions with regard to the Offer.

     4. Notice of Guaranteed Delivery to be used to accept the Offer if Share Certificates are not immediately available or time will not permit the Share Certificates and all required documents to reach the Depositary on or prior to the Expiration Date or if the procedures for delivery by book-entry transfer, as set forth in the Offer to Purchase, cannot be completed on a timely basis.

     5. Letter to stockholders of the Company from Edward C. Craig, Chairman, President and Chief Executive Officer of the Company, accompanied by the Company's Solicitation/Recommendation Statement on Schedule 14D-9 filed with the Securities and Exchange Commission by the Company, which includes the recommendation of the Board of Directors of the Company that stockholders accept the Offer and tender their Shares to Purchaser pursuant to the Offer.

     6. Guidelines of the Internal Revenue Service for Certification of Taxpayer Identification Number on Substitute Form W-9.

     7. Return envelope addressed to First Chicago Trust Company of New York, as Depositary.

     THE BOARD OF DIRECTORS OF THE COMPANY (I) HAS DETERMINED THAT EACH OF THE OFFER AND THE MERGER IS ADVISABLE, FAIR TO AND IN THE BEST INTERESTS OF THE STOCKHOLDERS OF THE COMPANY, (II) HAS APPROVED THE MERGER AGREEMENT, THE OFFER AND THE MERGER AND (III) RECOMMENDS THAT STOCKHOLDERS OF THE COMPANY ACCEPT THE OFFER AND TENDER THEIR SHARES PURSUANT TO THE OFFER.

     In accordance with the terms and subject to the satisfaction or waiver (where applicable) of the conditions to the Offer, Purchaser will accept for payment, purchase and pay for, all Shares validly tendered prior to the Expiration Date and not properly withdrawn in accordance with Section 4, "Withdrawal Rights," of the Offer to Purchase. Upon the terms and subject to the conditions of the Offer, payment for Shares accepted for payment pursuant to the Offer will be made only after timely receipt by the Depositary of (1) the Share Certificates or a Book-Entry Confirmation (as defined in the Offer to Purchase) of a book-entry transfer of the Shares into the Depositary's account at the Book-Entry Transfer Facility (as defined in the Offer to Purchase) pursuant to the procedures set forth in Section 3, "Procedures for Accepting the Offer and Tendering Shares," of the Offer to Purchase; (2) the Letter of Transmittal properly completed and duly executed, with any required signature guarantees, or, in the case of a book-entry transfer, an Agent's Message (as defined in the Offer to Purchase) in lieu of the Letter of Transmittal; and (3) any other documents required by the Letter of Transmittal.

     Purchaser will not pay any commissions or fees to any broker, dealer or other person (other than the Depositary and the Information Agent (as described in the Offer to Purchase) in connection with the solicitation of tenders of Shares pursuant to the Offer. Purchaser will, however, upon request, reimburse you for customary clerical and mailing expenses incurred by you in forwarding any of the enclosed materials to your clients.

     Purchaser will pay any stock transfer taxes with respect to the transfer and sale of Shares to it or to its order pursuant to the Offer, except as otherwise provided in Instruction 6 of the enclosed Letter of Transmittal.

     YOUR PROMPT ACTION IS REQUESTED. WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. PLEASE NOTE THAT THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON THURSDAY, OCTOBER 19, 2000, UNLESS THE OFFER IS EXTENDED.

     In order for a stockholder of the Company to take advantage of the Offer, the Letter of Transmittal properly completed and duly executed, together with any required signature guarantees (or, in the case of a book-entry transfer, an Agent's Message in lieu of the Letter of Transmittal) and any other documents required by the Letter of Transmittal should be sent to the Depositary and Share Certificates should be delivered, or Shares should be tendered pursuant to the procedure for book-entry transfer, all in
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accordance with the instructions set forth in the Letter of Transmittal and the
Offer to Purchase. Any stockholder whose Shares are registered in the name of a broker, dealer, commercial bank, trust company or other nominee must contact that person to tender their Shares.

     Holders of Shares whose Share Certificates are not immediately available or who cannot deliver their Share Certificates and all other required documents to the Depositary on or prior to the Expiration Date of the Offer, or who cannot complete the procedure for delivery by book-entry transfer on a timely basis, must tender their Shares according to the guaranteed delivery procedures set forth in Section 3, "Procedures for Accepting the Offer and Tendering Shares," of the Offer to Purchase.

     Inquiries you may have with respect to the Offer should be addressed to the Information Agent at its address and telephone number set forth on the back cover page of the Offer to Purchase. Additional copies of the enclosed materials may be obtained by calling the Information Agent or obtained from brokers, dealers, commercial banks or trust companies.

                                          Very truly yours,

                                          INNISFREE M&A INCORPORATED

                                          As Information Agent
Enclosures

     NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS AN AGENT OF PURCHASER, THE DEPOSITARY OR THE INFORMATION AGENT, OR ANY AFFILIATE OF ANY OF THEM, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENT OR USE ANY DOCUMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE ENCLOSED DOCUMENTS AND THE STATEMENTS CONTAINED THEREIN.

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